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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 2002 relating to the consolidated financial statements, which appears in Conoco Inc.'s Current Report on Form 8-K dated February 25, 2002 and Conoco Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001, and of our report dated February 19, 2002 relating to the financial statement schedule of Conoco Inc., which appears in Conoco Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.

We also consent to the incorporation by reference in this Registration Statement on Form S-8 of (i) our report dated June 11, 2002 relating to the financial statements of the Thrift Plan for Retail Employees of Conoco Inc., which appears in the Plan's Annual Report on Form 11-K for the year ended December 31, 2001, and (ii) our report dated June 11, 2002 relating to the financial statements of the Thrift Plan for Employees of Conoco Inc., which appears in the Plan's Annual Report on Form 11-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PRICEWATERHOUSECOOPERS LLP

Houston, Texas
August 16, 2002